PENDAL USA INC.
53 State Street, 13th Floor
Boston, Massachusetts 02109

July 22, 2021

BrightSphere Inc.
c/o BrightSphere Investment Group
Level 53, 200 Clarendon St.
Boston, Massachusetts 02116
Attn: Chief Legal Officer

TS&W Investment Holdings LP
c/o WS&T Investment Holdings GP LLC
c/o Thompson, Siegel & Walmsley LLC
6641 West Broad Street, Suite 600
Richmond, Virginia 23230
Attn: John L. Reifsnider

Re: Amendment to Equity Purchase Agreement

Gentlemen and Ladies,

Reference is made to that certain Equity Purchase Agreement by and among BrightSphere Inc. (“BSI”), TS&W Investment Holdings LP (“TS&W LP” and, together with BSI, the “Sellers”), Thomson, Siegel & Walmsley LLC (the “Company”), WS&T Investment Holdings GP LLC (“WS&T GP”), Pendal USA Inc. (the “Buyer”), and (solely for purposes of Section 2.3.2(c), Article 7, and Section 11.17 thereof) Pendal Group Limited, dated as of May 9, 2021 (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

1.Closing Date.

In accordance with Section 2.2 of the Agreement, BSI and the Buyer hereby agree that, notwithstanding anything to the contrary set forth in the Agreement, the Closing will take place remotely via the electronic exchange of documentation at 10:00 a.m. prevailing New York time on the later of (a) July 22, 2021 (assuming the conditions set forth in Article 9 of the Agreement are satisfied as of such date (other than any such conditions that by their terms or by their nature are to be satisfied at the Closing, but subject to satisfaction or written waiver (to the extent permitted by applicable Legal Requirements) thereof at the Closing)); (b) the third (3rd) Business Day immediately following the satisfaction or written waiver (to the extent permitted by applicable Legal Requirements) of the conditions set forth in Article 9 of the Agreement (other than any such conditions that by their terms or by their nature are to be satisfied at the Closing, but subject to satisfaction or written waiver (to the extent permitted by applicable Legal Requirements) thereof at the Closing); and (c) such other time or such other date as BSI and the Buyer may mutually agree in writing.

2.    Seed Capital Interests.

Effective as of the date first set forth above (the “Effective Date”), Section 8.15 of the Agreement is hereby amended and restated as follows:

“Not later than October 31, 2021, the Buyer shall (or shall cause one of its Affiliates to), make investments in cash with the Group Companies that replicate the Seed Capital Interests held by BSI or its Affiliates (other than the Group Companies) as of the day immediately prior to the date of such investment. Such investments shall replicate the value (with such value determined in accordance with the ordinary course past practices of the Group Companies) of the Seed Capital Interests as of such date (and not the value listed on Exhibit D, which is for identification purposes only). Reasonably promptly, and in any event within five (5) Business Days, after the Buyer makes or causes to be made such investments, BSI shall take such actions, or cause one of its Affiliates to take such actions, as may be reasonably necessary to redeem all of the Seed Capital Interests for cash; provided that if the Buyer shall not have made or caused to be made such investments by October 31, 2021, BSI shall be entitled to redeem all of the Seed Capital Interests for cash within five (5) Business Days of such time notwithstanding the failure by the Buyer to have made or caused to be made such investments prior to such time. The Buyer shall, and shall cause each of its Affiliates (including the Group Companies) to, take such actions as may be reasonably necessary to cause such redemptions to occur promptly upon request by BSI or its applicable Affiliate.”

3.    Private Funds Division.

Effective as of the Effective Date, (i) a new Exhibit I is attached to the Agreement in the form attached hereto as Annex 1 and (ii) Section 8.16 of the Agreement is hereby amended and restated as follows:

“The Parties shall use their respective reasonable best efforts to reorganize each TS&W Fund (as defined in Exhibit I) into a newly created series of the Ryder Court Investment Trust on terms substantially consistent with those set forth on Exhibit I (each, a “Reorganization”) by October 31, 2021. Between the Closing Date and the date on which all of the Reorganizations are complete, BrightSphere Fund Management Company shall (a) keep the Company reasonably informed regarding matters related to the TS&W Funds, and (b) reasonably promptly respond to the Company’s inquiries and requests regarding the TS&W Funds. Without limiting the foregoing, the Parties shall, at the direction of the Company, implement each Reorganization once the Company has confirmed that the requisite percentage of investors in each TS&W Fund has consented to such Reorganization.”

4.    Miscellaneous.

Except as hereby amended and modified, all provisions of the Agreement shall remain in full force and effect, and, as hereby amended and modified, are ratified and reaffirmed. This amendment shall be subject to the applicable terms and conditions of, and construed with and as an integral part of, the Agreement and, as of and after the Effective Date, all references in the Agreement to “this Agreement” shall be deemed to be references to the Agreement as amended and modified hereby.

This amendment shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.

This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. This Agreement may be executed by facsimile or .pdf signature by any party hereto and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

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Please confirm that the above correctly reflects our understanding and agreement with respect to the foregoing matters by executing this amendment and returning such executed copy to the Buyer at the address set forth above.

Very truly yours,

PENDAL USA INC.

By: /s/ Nick Good
Name: Nick Good
Title: President

Acknowledged and Agreed as of the Effective Date:

BRIGHTSPHERE INC.

By: /s/ Suren Rana
Name: Suren Rana
Title: President and CEO

TS&W INVESTMENT HOLDINGS LP

By: TS&W GP INVESTMENT GP LLC
Title: General Partner

By: /s/ Richard Hart
Name: Richard Hart
Title: Secretary